EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the TeleCommunication Systems, Inc. Fourth Amended and Restated 1997 Stock Incentive Plan, of our report dated January 30, 2004, with respect to the consolidated financial statements of TeleCommunication Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

ERNST & YOUNG LLP

Baltimore, Maryland
August 25, 2004